UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni, 1204 Geneva
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2012, we entered into an amendment and limited waiver to our senior unsecured revolving credit facility (the “Amendment and Waiver”) under which our lenders have waived our compliance with financial reporting obligations for the second and third quarters of 2012 and extended these reporting obligations to not later than March 19, 2013. The Amendment and Waiver also provides a limited waiver of default relating to representations we made with respect to our existing financial statements and imposes certain additional requirements during the waiver period.

This summary of the Amendment and Waiver does not describe all of the terms of the Amendment and Waiver and is qualified by reference to the Amendment and Waiver, a copy of which is attached to this filing and is incorporated herein by reference. There are representations and warranties contained in the Amendment and Waiver that were made by the parties to each other as of specific dates. The assertions embodied in the representations and warranties were made solely for purposes of the Amendment and Waiver and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the transaction documents’ terms. Moreover, certain of these representations and warranties may not be accurate and complete as of any specified date because (i) they may be subject to contractual standards of materiality that differ from standards generally applicable to investors, or (ii) they may have been used to allocate risk among the parties rather than to establish matters as facts. Based on the foregoing you should not rely on the representations and warranties included in the Amendment and Waiver as statements of factual information, whether about Weatherford or any of its subsidiaries, any other persons, any state of affairs or otherwise.

Item 7.01. Regulation FD Disclosure

As of August 6, 2012, we had no borrowings outstanding under our senior unsecured revolving credit facility and, after giving effect to the Amendment and Waiver, we were in compliance with our covenants under the facility.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 and Limited Waiver, dated August 6, 2011, to Credit Agreement with Weatherford International Ltd. (Switzerland),Weatherford International Ltd. (Bermuda), Weatherford International, Inc. (Delaware), Weatherford Liquidity Management Hungary Limited Liability Company (Hungary), Weatherford Capital Management Services Limited Liability Company (Hungary), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Date: August 6, 2012	/s/ JOHN H. BRISCOE
John H. Briscoe, Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 2 and Limited Waiver, dated August 6, 2011, to Credit Agreement with Weatherford International Ltd. (Switzerland),Weatherford International Ltd. (Bermuda), Weatherford International, Inc. (Delaware), Weatherford Liquidity Management Hungary Limited Liability Company (Hungary), Weatherford Capital Management Services Limited Liability Company (Hungary), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.